Exhibit 99.1

Contact:	Dan Cravens
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS RECORD JANUARY LOAD FACTOR
TEMPE, Ariz., Feb. 4, 2009 — US Airways Group, Inc. (NYSE: LCC) today reported January 2009 traffic results. Mainline revenue passenger miles (RPMs) for the month were 4.4 billion, down 6.2 percent versus January 2008. Capacity was 5.7 billion available seat miles (ASMs), down 6.9 percent versus January 2008. Passenger load factor set a record for the month of January at 75.8 percent, up 0.6 points versus January 2008.
US Airways President Scott Kirby said, “Due to a slowing economy, January consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) decreased between two and four percent versus the same period last year. In this economic environment, however, we believe US Airways is well-positioned to benefit from the industry-wide capacity reductions that are helping domestic markets outperform international.”
For the month of January, US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation (DOT) was 77.3 percent with a completion factor of 98.1 percent.
The following summarizes US Airways Group’s traffic results for the month, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
January

	2009	2008	% Change

Mainline Revenue Passenger Miles (000)
Domestic	3,477,911	3,782,466	(8.1)
Atlantic	455,962	468,172	(2.6)
Latin	418,191	388,393	7.7

Total Mainline Revenue Passenger Miles	4,352,064	4,639,031	(6.2)

Mainline Available Seat Miles (000)
Domestic	4,463,326	4,984,627	(10.5)
Atlantic	712,145	703,259	1.3
Latin	568,427	484,980	17.2

Total Mainline Available Seat Miles	5,743,898	6,172,866	(6.9)

Mainline Load Factor (%)
Domestic	77.9	75.9	2.0	pts
Atlantic	64.0	66.6	(2.6)	pts
Latin	73.6	80.1	(6.5)	pts

Total Mainline Load Factor	75.8	75.2	0.6	pts

Mainline Enplanements
Domestic	3,603,949	3,893,632	(7.4)
Atlantic	116,133	120,106	(3.3)
Latin	328,279	304,036	8.0

Total Mainline Enplanements	4,048,361	4,317,774	(6.2)

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
January

	2009	2008	% Change

Express Revenue Passenger Miles (000)
Domestic	146,432	156,873	(6.7)

Express Available Seat Miles (000)
Domestic	256,035	267,026	(4.1)

Express Load Factor (%)
Domestic	57.2	58.7	(1.5)	pts

Express Enplanements
Domestic	547,515	568,654	(3.7)

Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
January

	2009	2008	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	3,624,343	3,939,339	(8.0)
Atlantic	455,962	468,172	(2.6)
Latin	418,191	388,393	7.7

Total Consolidated Revenue Passenger Miles	4,498,496	4,795,904	(6.2)

Consolidated Available Seat Miles (000)
Domestic	4,719,361	5,251,653	(10.1)
Atlantic	712,145	703,259	1.3
Latin	568,427	484,980	17.2

Total Consolidated Available Seat Miles	5,999,933	6,439,892	(6.8)

Consolidated Load Factor (%)
Domestic	76.8	75.0	1.8	pts
Atlantic	64.0	66.6	(2.6)	pts
Latin	73.6	80.1	(6.5)	pts

Total Consolidated Load Factor	75.0	74.5	0.5	pts

Consolidated Enplanements
Domestic	4,151,464	4,462,286	(7.0)
Atlantic	116,133	120,106	(3.3)
Latin	328,279	304,036	8.0

Total Consolidated Enplanements	4,595,876	4,886,428	(5.9)

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways is also providing a brief update on notable company accomplishments during the month of January:
•	Received a $6 million grant from the Federal Aviation Administration (FAA) for the installation and trial of EDS-B equipment, a critical milestone for the development of the FAA’s Next Generation air transportation system.

•	Filed application for daily nonstop service to Rio de Janeiro, Brazil with flying originating at Philadelphia with one stop at Charlotte, N.C. with the DOT. The proposed route will be US Airways’ first service to South America.

•	Announced the promotion of Derek Kerr to Executive Vice President and CFO and the addition of Brad Jensen as Senior VP and CIO.
US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,100 flights per day and serves 200 communities in the U.S., Canada, Europe, the Caribbean and Latin America. The airline employs nearly 34,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers our customers more than 16,500 daily flights to 912 destinations in 159 countries worldwide. Travel + Leisure Magazine named US Airways as one of the top-three airlines for 2008 in on-time performance for the year (based on Department of Transportation data for Sept. 1, 2007 through Aug. 31, 2008). And for the tenth consecutive year, the airline received a Diamond Award for maintenance training excellence from the Federal Aviation Administration (FAA) for its Charlotte, North Carolina hub line maintenance facility. For more company information, visit usairways.com. (LCCT)

Forward Looking Statements
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of future significant operating losses; changes in prevailing interest rates and increased costs of financing; the impact of economic conditions; the Company’s high level of fixed obligations (including compliance with financial covenants related to those obligations) and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes; the ability of the Company to maintain adequate liquidity; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of high fuel costs, significant disruptions in fuel supply and further significant increases to fuel prices; reliance on vendors and service providers and the ability of the Company to obtain and maintain commercially reasonable terms with those vendors and service providers; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes in the Company’s business model; the impact of industry consolidation; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; government legislation and regulation, including environmental regulation; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; security-related and insurance costs; weather conditions; the cyclical nature of the airline industry; the impact of foreign currency exchange rate fluctuations; the ability to use pre-merger NOLs and certain other tax attributes; ability to complete the integration of labor groups; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2008 and in the Company’s filings with the SEC, which are available at www.usairways.com
-LCC-